Exhibit 32.02
Certification of Principal Financial officer Pursuant to 18 U.S.C. Section
1350,
As Adopted Pursuant to
Section 906 of The Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Intuit Inc. (the “Company”) on Form 10-K for the year ended July 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), R. Neil Williams, Senior Vice President and Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
•	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ R.NEIL WILLIAMS
R. Neil Williams
Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Date: September 15, 2009
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.